Exhibit 99.1

For Further Information Contact:

Diane Vanasse

Marvell Public Relations

408-242-0027

dvanasse@marvell.com

or

Linda Sanders

Marvell Public Relations

617-505-6282

lsanders@marvell.com

Marvell Completes Independent Review of Stock Option Practices

Santa Clara, California – May 7, 2007 – Marvell Technologies Group Ltd. (NASDAQ: MRVL) today announced that the special committee appointed by its Board of Directors (the “Special Committee”) has completed its internal review relating to the Company’s historical stock option practices and related accounting matters.

As previously announced, the Board of Directors concluded on October 2, 2006 that the actual measurement dates for financial accounting purposes of numerous stock option grants issued in the past differ from the recorded grant dates of such awards.  The Special Committee has determined that there were numerous instances in which grant dates were chosen with the benefit of hindsight as to the price of the Company’s stock, so as to provide exercise prices lower than the fair market value on the actual  measurement date.  In addition, the Special Committee found a systemic failure of internal controls with respect to the stock option process and related matters, as well as a failure by certain members of current and former management to exercise sufficient oversight over the stock option process, resulting in inaccuracies in the Company’s books and records, financial statements, and public filings.  The Special Committee reported that several current and former members of management, including the previously terminated General Counsel of its U.S. operating subsidiary and the recently resigned Chief Financial Officer and Chief Operating Officer, bear varying degrees of responsibility for these deficiencies.

The Special Committee found that the Company’s Chief Executive Officer participated in only a few instances in grants with incorrect measurement dates.  The Special Committee recommended that Dr. Sehat Sutardja remain as Chief Executive Officer and as a member of the Board of Directors, but step down as Chairman of the Board in favor of a non-executive Chairman of the Board.  The board’s Governance Committee is commencing a search for three new independent directors to fill existing vacancies. One of these independent directors will succeed Dr. Sutardja as Chairman of the Board.  Dr. Sutardja, upon such event, will remain a director and continue as the Company’s President and Chief Executive Officer.

The Company also announced that Weili Dai, Marvell’s co-founder, Executive Vice President and Chief Operating Officer and member of the Board of Directors, will no longer serve as Executive Vice President, Chief Operating Officer and director, but will continue with the Company in a significantly reduced role as the Director of Strategic Marketing and Business Development, a non-management position.  In addition, the Company announced that Matthew Gloss, the former General Counsel of its U.S. operating subsidiary, previously had been terminated.  The Company also announced that it had accepted the resignation of George Hervey, the Company’s Chief Financial Officer.  The Company has appointed Mike Tate, its Corporate Controller and Treasurer, to serve as interim Chief Financial Officer.

In late December, Dr. Sutardja, Ms. Dai and Mr. Hervey each voluntarily agreed with the Company to reform the outstanding stock option agreements for grants previously awarded to them which were determined to have measurement dates different from the recorded grant dates and the fair market values on those measurement dates were higher than those on the corresponding recorded grant dates.  Pursuant to those agreements, the parties corrected the exercise price for each affected grant still outstanding to that which would have been applicable had the grant been made using the actual measurement date for accounting purposes.  To the extent that such an option already had been exercised, each executive remitted to the Company the full amount of the difference between the exercise prices of the options as granted and the fair market values of the underlying Common Stock on the actual measurement dates.

In addition, Dr. Sutardja has agreed to reduce the number of shares received in his December 26, 2003 grant by 500,000 pre-split shares (2,000,000 post-split shares), which is the amount of underlying shares mistakenly awarded by a committee of independent directors in excess of that authorized under the applicable stock option plan.

Ms. Dai also has agreed to cancel options to purchase an aggregate of approximately 1,500,000 post-split unvested shares, which are all of her remaining unvested shares as of May 6, 2007 under the December 26, 2003, March 10, 2006 and May 25, 2006 grants, and to limit the exercisability of already vested options.

As previously announced, the Company will restate its historical financial statements to record additional non-cash charges for stock-based compensation expense related to past option activity.  The Company and its independent auditors have not yet made a final determination as to the amount of such charges and the resulting tax and accounting impact.  However, the Company currently anticipates recording a total cumulative, pre-tax, non-cash, stock-based compensation expense adjustment ranging from $325 million to $350 million for periods through fiscal 2006.  This amount is a preliminary estimate and has not yet been audited by the Company’s independent auditors.

Remedial Measures

On April 26, 2007, the Board of Directors formed an Implementation Committee, consisting of independent members of the Board, and authorized it to make such decisions and take such action as the Implementation Committee determines to be appropriate in light of the Special Committee’s findings and recommendations. The Implementation Committee has taken or is in the process of implementing each recommendation of the Special Committee except with respect to Ms. Dai, which it did not accept in full. The Implementation Committee determined that retaining the services of Ms. Dai as Director of Strategic Marketing and Business Development, a non-management role which involves no responsibility for financial matters or internal controls of the Company, better serves the interests of all shareholders. Other actions taken or initiated by the Implementation Committee include the following:

•                  Conduct a search for a new Chief Operating Officer, Chief Financial Officer and General Counsel.

•                  Further improve controls regarding memorialization of board action and documentation of equity awards.

•                  Develop an equity award granting process to provide a more regular schedule for when grants are made.  This process will build on the improvements which already have been made to the processes previously in place by the Company and its Board.

•                  Require that all equity awards be made only by the board or by the Executive Compensation Committee, which is comprised of independent directors.  This change already had been made but now is formalized.

•                  Implement cross-functional training for persons involved in the equity award process and accounting, and a financial, legal and management educational program for senior management.

•                  Create the position of Vice President of Compliance, who will report directly to the Audit Committee of the Board of Directors.

NASDAQ

The Company intends to file its Forms 10-Q for the fiscal quarters ended July 29, 2006 and October 28, 2006 and its Form 10-K for the fiscal year ended January 27, 2007 as soon as practicable.  The NASDAQ Stock Market’s Listing Qualifications Panel determined that the continued listing of the Company’s shares was contingent on filing the Company’s delayed Forms 10-Q and 10-K by March 7, 2007.  Marvell appealed the

Panel’s decision to the Nasdaq Listing and Hearing Review Council, which stayed the Panel’s decision pending further action.  The Company does not know when the Listing Council may take any further action regarding its stay.  Even if the Listing Council decides to continue its stay of the Panel’s determination and the Company’s shares continue to be listed, Marvell still would have to file its delayed Forms 10-Q and Form 10-K by June 26, 2007 or face delisting.    The Listing Council also could choose to require the Company to regain compliance by a date earlier than June 26.  The Company is working diligently to meet this deadline but there is a substantial risk that the Company will not be in a position to file its delayed periodic reports by the June 26 date.

About Marvell

Marvell (NASDAQ: MRVL) is a leader in storage, communications and consumer silicon solutions.  The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and Marvell Semiconductor Germany GmbH.  MSI is headquartered in Santa Clara, Calif., and designs, develops and markets products on behalf of MIL and MAPL.  MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.    These statements include those relating to the anticipated amount of additional stock-based compensation expense to be recorded and expectations regarding the filing of the Company’s delayed Forms 10-Q and 10-K, These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.   These risks and uncertainties include, but are not limited to, the discovery of additional information relevant to the independent review, any additional conclusions that may be reached by the Special Committee in regard to the Company’s derivative litigation, any additional conclusions that may be reached by the Company’s management or Audit Committee concerning matters relating to the Company’s stock option grants and the impact of the independent review on the amount and timing of previously recorded stock-based compensation and the impact of other potentially related issues, the timing of the completion by the Company’s independent auditors of its audit process regarding the Company’s financial statements, the impact of accounting adjustments to the Company’s financial statements for certain periods, the application of accounting or tax principles in an unanticipated manner, any unanticipated delay in the preparation and filing of the Company’s required reports with the Securities and Exchange Commission, the timing and outcome of the NASDAQ review process with respect to our stock option practices, any inability to meet NASDAQ requirements for continued listing of the Company’s shares, and actions by the Securities and Exchange Commission or other regulatory agencies as a result of their review of our stock option practices.  For other factors that could cause Marvell’s results to vary from expectations, please see the sections titled “Risk Factors” in Marvell’s quarterly report on Form 10-Q for the fiscal quarter ended April 29, 2006, “Additional Risk Factors” in Marvell’s Form 8-K filed on October 17, 2006, “Other Events” in Marvell’s Form 8-K filed on April 2, 2007, and other factors detailed from time to time in Marvell’s filings with the Securities and Exchange Commission.  Marvell undertakes no obligation to revise or update publicly any forward-looking information.